Exhibit 99.1

CSRA Confirms Receipt of Unsolicited Proposal

FALLS CHURCH, Va., March 18, 2018 - CSRA Inc. (NYSE: CSRA), a leading provider of next-generation IT solutions and professional services to government organizations, today confirmed receipt of an unsolicited proposal (the “Proposal”) from CACI International Inc. (NYSE: CACI) to acquire all of the outstanding shares of CSRA common stock for a combination of CACI common stock and cash, consisting of CACI common stock based on a fixed exchange ratio of 0.184 shares of CACI common stock for each share of CSRA common stock, and cash equal to $15.00 per share. The combination of cash and stock is equal to approximately $44.00 per share, based upon CACI’s closing price on March 16, 2018 of $157.45 per share.

As previously announced on February 12, 2018, following unanimous approval from the Company’s Board of Directors, CSRA entered into an Agreement and Plan of Merger (the “Merger Agreement”), with General Dynamics Corporation (NYSE: GD) under which a wholly owned subsidiary of General Dynamics has agreed to acquire all outstanding shares of CSRA common stock for $40.75 per share in cash. Pursuant to the Merger Agreement, a wholly owned subsidiary of General Dynamics has commenced a tender offer to acquire all of the outstanding shares of CSRA common stock for $40.75 per share in cash (the “Offer”). The Offer is scheduled to expire at 11:59 p.m., New York City time, on April 2, 2018, unless extended or earlier terminated in accordance with the Merger Agreement.

CSRA’s Board of Directors, in consultation with its legal and financial advisors, will carefully review and consider the Proposal.

CSRA remains subject to the Merger Agreement. The CSRA Board of Directors has not changed its recommendation that CSRA stockholders tender their shares of CSRA common stock pursuant to the Offer.

Evercore and Macquarie Capital are serving as financial advisors to CSRA and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel.

About CSRA Inc.

CSRA (NYSE: CSRA) solves our nation’s hardest mission problems as a bridge from mission and enterprise IT to Next Gen, from government to technology partners, and from agency to agency. CSRA is tomorrow’s thinking, today. For our customers, our partners, and ultimately, all the people our mission touches, CSRA is realizing the promise of technology to change the world through next-generation thinking and meaningful results. CSRA is driving towards achieving sustainable, industry-leading organic growth across federal and state/local markets through customer intimacy, rapid innovation and outcome-based experience. CSRA has over 18,000 employees and is headquartered in Falls Church, Virginia. To learn more about CSRA, visit www.csra.com. Think Next. Now.

Important Information for Investors and Stockholders

The Offer referenced in this release is being made pursuant to a Tender Offer Statement on Schedule TO (containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer) filed by Red Hawk Enterprises Corp. (“Merger Sub”), a wholly owned subsidiary of General Dynamics with the Securities and Exchange Commission (the “SEC”) on March 5, 2018, as amended from time to time. CSRA has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer on March 5, 2018, as amended from time to time. CSRA’s stockholders are urged to read these documents carefully as they become available because they contain important information that they should consider before making any decision regarding tendering their shares of CSRA’s common stock. The Offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the Offer.

In connection with the potential merger, CSRA has filed a preliminary proxy statement with the SEC, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of the Agreement and Plan of Merger dated February 9, 2018, among General Dynamics, Merger Sub and CSRA. The materials filed and to be filed by CSRA will be made available to CSRA’s investors and stockholders at no expense to them and copies may be obtained free of charge on CSRA’s website at www.CSRA.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of CSRA are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

CSRA and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of CSRA stockholders in connection with the proposed merger under SEC rules. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CSRA’s executive officers and directors in the solicitation by reading CSRA’s proxy statement for its 2017 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the proxy statement filed in connection with the merger and other relevant materials that may be filed with the SEC when they become available. Information concerning the interests of CSRA’s participants in the solicitation, which may, in some cases, be different than those of CSRA’s stockholders generally, are set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of CSRA’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of CSRA’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for CSRA will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require CSRA to pay a termination fee or other expenses; (vii) the effect of this communication or the pendency of the proposed transaction on CSRA’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from CSRA’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in CSRA’s filings with the

SEC, including its Form 10-K for the fiscal year ended March 31, 2017 and any subsequent Form 10-Qs, as well as the Tender Offer Statement on Schedule TO and other Offer documents filed by Merger Sub and General Dynamics. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. CSRA expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Contact

Tom Doheny

Communications

thomas.doheny@csra.com

571.353.4454

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Nick Lamplough

(212) 355-4449